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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of Virage Logic Corporation, of our report dated July 3, 2002, relating to the financial statements of In-Chip Systems, Inc. which appears in the Current Report on Form 8-K/A of Virage Logic Corporation filed on August 7, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

San Jose, California
May 21, 2003